Exhibit 10.1

RECEIPT

Offer Received From: ("Buyer")                                                               Big Lake Estates, LLC

Agency Confirmation: Broker named on Line 18 is the agent of (check one):

☒ the Buyer exclusively; or ☐ the Seller exclusively; or ☐ both the Buyer and Seller

Amount of Earnest Money:                                                  Twenty Thousand                                                             $20,000.00

All earnest money shall be deposited into a federally insured account acceptable to Buyer and Seller and any interest earned thereon shall also be included as earnest money ("Earnest Money"). Buyer agrees that, if Buyer breaches this Contract, Earnest Money is subject to forfeiture. If any check for Earnest Money is dishonored for any reason, Seller may, at Seller's option, immediately cancel this Contract pursuant to lines 308-312. Unless otherwise provided herein, all Earnest Money is considered to be part of the Purchase Price for the Property described below.

Earnest Money shall be: (check one)

☒	Delivered by Buyer to Escrow Company upon mutual execution of this Contract.
☐

Held by Broker until mutual execution. Upon mutual execution, Broker shall promptly deposit the Earnest Money with the Escrow Company to which the check is payable. If the check is payable to Broker, Broker shall deposit the check in Broker's trust account or endorse the check without recourse and deposit it with a duly licensed Escrow Company.

Form of Earnest Money: ☐ Personal Check ☒ Other: Wired to Title within 3 days of acceptance

Deposited with: ☐ Broker's Trust Account ☒ Escrow Company

Offer Received By: Andrew Ostrander A0034 (PRINT SALESPERSON'S NAME AND AGENT CODE)

     Keller Williams Professional Partners                                      KWPPO2                                                           (collectively "Broker")

           (PRINT NAME OF FIRM)                                             (OFFICE CODE)

PROPERTY AND PURCHASE PRICE

Property Description and Offer: Buyer agrees to purchase and Seller agrees to sell the following real property:

Property Address: 422 S Madison Dr

City: Tempe                                                           County: Maricopa                                                               AZ, Zip Code: 85281-7221

Assessors Parcel # 124-39-037

Legal description: To be provided by title

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

which includes, at no additional cost to Buyer, all fixtures and improvements thereon, as well as the following items, if any, owned by Seller and presently located on or in the real property: electrical distribution systems (power panels, ducting, conduits, disconnects), lighting fixtures, computer wiring, telephone distribution systems (lines, jacks and connections), heating, ventilation and air conditioning equipment, evaporative coolers, air lines, carpets, window coverings, wall coverings, security and fire detection systems/alarms, and _____________________________________________________________________________________________
_______________________________________________________________________________________________________ (collectively the "Property"). All fixtures and improvements shall be free of liens and encumbrances unless otherwise specified.

Leased Equipment NOT Included: _________________________________________________________________________________

Personal Property Included: ______________________________________________________________________________________

Personal property shall be transferred in AS-IS CONDITION, FREE AND CLEAR OF ANY LIENS AND ENCUMBRANCES, and SELLER MAKES NO WARRANTY of any kind, expressed or implied (including, without limitation, ANY WARRANTY OF MERCHANTABILITY).

Addenda Incorporated: ☐ Schedule of personal property ☐ Lead-Based Paint Disclosure ☐ Other _______________________________

$          2,125,000.00 Full Purchase Price, paid as outlined below. Buyer acknowledges that failure to have funds deposited as required to close escrow on the date specified herein shall constitute a material breach of Contract.

$          20,000.00 Earnest Money __________________________________________________________________________________

$          20,000.00 Additional Earnest Money deposited upon satisfaction of buyer's financing contingency

$          2,085,000.00  Due at Closing

______________________________________________________________________________________________________________

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Escrow: This Contract shall be used as escrow instructions. The Escrow Company employed by the parties to carry out the terms of this Contract shall be:

Chicago Title Agency	Stephanie Fife
(ESCROW COMPANY)	(CONTACT PERSON)
14200 N. Northsight Blvd. #100, Scottsdale, AZ 85260	(480)538-1940
(ADDRESS)	(TELEPHONE)
(480) 483-5676	Stephanie.Fife@ctt.com
(FAX)	(E-MAIL)

Opening of Escrow: The term "Opening of Escrow" shall mean the date when a fully executed Contract and the Earnest Money have been delivered to Escrow Company. Escrow Company shall immediately notify Buyer, Seller and Broker(s) in writing of the date of the Opening of Escrow.

Close of Escrow: Seller and Buyer shall comply with all terms and conditions of this Contract and Close Escrow 30 days after completion of due diligence                                   but in no event later than 03/16/2017. Any other closing date requires the written mutual agreement of Seller and Buyer. MO/DA/YR Seller and Buyer hereby agree that the Close of Escrow shall be defined as recordation of the deed and any other documents required to complete the transaction. The parties expressly agree that the failure of any party to comply with the terms and conditions of this Contract by the scheduled Close of Escrow shall constitute a material breach of this Contract.

Possession and Keys: Possession and occupancy of the Property shall be delivered to Buyer at Close of Escrow, or ☐ ______________, subject to the rights of tenants under existing leases. Seller shall provide keys and/or means to operate all locks, mailboxes, security system/alarms, access to all common area facilities and

DUE DILIGENCE AND INSPECTIONS.

Due Diligence: Buyer's due diligence and inspection period shall be thirty (30) days or ☐ _______ days after Opening of Escrow ("Due Diligence Period"). During the Due Diligence Period, Buyer shall satisfy itself with respect to the physical condition of the Property, the condition of title to the Property and as to the feasibility and suitability of the Property for Buyer's intended purpose. REFER TO LINES 66-85 FOR IMPORTANT TERMS.

Buyer Disapproval: If prior to the expiration of the Due Diligence Period or as otherwise provided herein, Buyer, in Buyer's sole discretion, disapproves of the Property, Buyer shall:

(a)	immediately cancel this Contract pursuant to Lines 308-312 without further written consent of the parties, in which event all Earnest Money shall be returned to Buyer; or

(b)	deliver to the Seller written notice of the items disapproved and provide Seller an opportunity to correct the items. If Buyer elects option (b), Seller shall respond in writing within five (5) days or ☐ ___________ days after delivery to Seller of Buyer's notice of items disapproved. If Seller is unwilling or unable to agree to correct any of the terms disapproved by Buyer, including making any repairs in a workmanlike manner, Buyer may either:

(a) cancel this Contract within five (5) days after receipt of Seller's response or after expiration of the time period for Seller's response, whichever occurs first, in which case all Earnest Money shall be returned to Buyer; or

(b) proceed with the transaction, in which case Seller is not obligated to correct those items Seller has not agreed to correct in writing.

If Buyer cancels this Contract, Buyer shall return all documents provided by the Seller and provide Seller with copies of all reports or studies generated by Buyer, provided, however, that Buyer shall not be required to deliver any such report or study if the written contract that Buyer entered into with the consultant who prepared such report or study specifically forbids the dissemination of the report or study to others.

BUYER'S FAILURE TO GIVE WRITTEN NOTICE OF CANCELLATION OF THIS CONTRACT OR DISAPPROVAL OF ITEMS WITHIN THE SPECIFIED TIME PERIODS SHALL CONCLUSIVELY BE DEEMED BUYER'S ELECTION TO PROCEED WITH THE TRANSACTION WITHOUT CORRECTION OF ANY DISAPPROVED ITEMS THAT SELLER HAS NOT AGREED IN WRITING TO CORRECT.

Inspections: During the Due Diligence Period, Buyer shall have the right, at Buyer's expense, to select an inspector(s), and to make economic, environmental and physical "inspections" (including tests, surveys, and other studies) of the Property, including but not limited to square footage, wood infestation, roof, designated flood hazard areas, structural, plumbing (such as galvanized or polybutylene pipes), sewer/septic, well, heating, air conditioning, electrical and mechanical systems, built-in appliances, soil, foundation, pool/spa and related equipment, cost of compliance with swimming pool regulations, possible environmental hazards (such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, methamphetamine, LSD, ecstasy, hazardous waste, other substances, materials or products, and/or location in a federal or state Superfund area), water damage, mold, conditions conducive to mold, geologic conditions, location of property lines, water/utility use restrictions and fees for services such as garbage, water/utility or fire protection, sign usage, zoning regulations, variances, use permits, and compliance with Americans with Disabilities Act. If the presence of sex offenders in the vicinity of the Property or the occurrence of a disease, natural death, suicide, homicide or other crime on or in the vicinity of the Property is a material matter to the Buyer, it must be investigated by the Buyer during the Due Diligence Period.

Square Footage: BUYER IS AWARE THAT ANY REFERENCE TO THE SQUARE FOOTAGE (OR NET ACREAGE) OF THE REAL PROPERTY (LAND) OR IMPROVEMENTS THEREON IS APPROXIMATE. IF SQUARE FOOTAGE (OR NET ACREAGE) IS A MATERIAL MATTER TO THE BUYER, IT MUST BE VERIFIED BY BUYER DURING THE DUE DILIGENCE PERIOD.

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Wood Infestation Inspection: IF CURRENT OR PAST WOOD INFESTATION (SUCH AS TERMITES) IS A MATERIAL MATTER TO THE BUYER, IT MUST BE INVESTIGATED DURING THE DUE DILIGENCE PERIOD. If the lender requires an updated Wood Infestation Report, it shall be performed at Buyer's expense. If wood infestation is disclosed in any Wood Infestation Report, REFER TO LINES 66-85 FOR IMPORTANT TERMS.

Flood Hazard: If the Property is situated in an area identified as having any special flood hazards by any governmental entity including, but not limited to, being designated as a special flood hazard area by the Federal Emergency Management Agency (FEMA), the Buyer's lender may require the purchase of flood hazard insurance at the Close of Escrow or some future date. Special flood hazards may affect the ability to encumber or improve the Property now or at some future date. Flood hazard designation of the Property or cost of flood hazard insurance shall be determined by Buyer during the Due Diligence Period.

Survey: A survey ☒ shall be performed ☐ is waived by the Buyer.

If a survey is to be performed, Buyer shall have the survey completed by a licensed surveyor in accordance with the Arizona State Board of Technical Registration's "Arizona Land Boundary Survey Minimum Standards" and review the receipt of results of survey or map during the Due Diligence Period.

Cost of the survey shall be paid by: ☐ Seller ☐ Buyer ☒ Other: Most recent existing survey provided by seller

Surveyor's instructions are:	☐	A boundary survey and survey plat showing the corners either verified or monumentation.
	☐	A survey certified by a licensed surveyor, acceptable to Buyer and the Title Company, in sufficient detail for issuance of an American Land Title Association ("ALTA") Owner's Policy of Title Insurance showing all boundary, encroachment or survey exceptions and all improvements, utility lines and easements on the Property or within five (5) feet thereof.

	☐	Other survey terms

Buyer's Responsibility Regarding Inspections: Buyer shall keep the Property free and clear of liens, shall indemnify and hold Seller harmless from all liability, claims, demands, damages, and costs and shall repair all damages arising from the inspections.

Final Walkthrough: The Seller grants Buyer and any representative of Buyer reasonable access to conduct a final walkthrough of the Property for the purpose of satisfying Buyer that any repairs agreed to by the Seller have been completed and, further, that the Property is in substantially the same condition as on the date of the mutual execution of the Contract. Seller shall make the Property available for the final walkthrough. If Buyer does not conduct such walkthrough, Buyer specifically releases Seller and Broker(s) of any liability.

Seller's Responsibility Regarding Inspections and Final Walkthrough: Seller shall make the Property available for all inspections during the Due Diligence Period and final walkthrough. Seller understands that the inspections and final walkthrough require that all utilities be on and the Seller is responsible for providing same at Seller's expense.

Sanitation and Waste Disposal Systems: Buyer is aware and Seller warrants that the Property is on a:

☒  sewer system ☐ septic system ☐ alternative system

Seller's Obligations Regarding On-Site Wastewater Treatment Facility (conventional septic or alternative system) ("Facility"): If such a Facility has been installed on the Property, Seller shall deliver to Buyer copies of Facility permits and any other Facility documents of record within five (5) days after Opening of Escrow. During Due Diligence Period, any Facility on the Property shall be inspected as required by law at: ☐ Buyer's expense ☐ Seller's expense by an inspector recognized by the applicable governmental authority. Seller shall deliver to Escrow Company, at Seller's expense, any certification and/or documentation required. Escrow Company is instructed to file any transfer form(s) with applicable county authority. Buyer shall pay any Facility transfer fees.

Seller's Obligations Regarding Wells: If any well is located on the Property, Seller shall deliver to Escrow Company, before Close of Escrow, a copy of the Arizona Department of Water Resources ("ADWR") "Registration of Existing Wells." Escrow Company is hereby instructed to send to the ADWR a "Change of Well Information." Seller does not warrant the gallons per minute as reflected on the ADWR certification of registration. Buyer may verify gallons per minute during Due Diligence Period through a certified flow test.

Changes During Escrow: Seller shall immediately notify Buyer in writing: (i) of any changes in the disclosures made herein, in the Seller Property Disclosure Statement, or otherwise; (ii) if Seller modifies any existing lease or other agreement affecting the Property; or (iii) if Seller enters into any new leases, rental agreements, service contracts or other agreements affecting the Property. Buyer shall be allowed five (5) days after receipt of such notice to provide written notice to Seller of any items disapproved. REFER TO LINES 66-85 FOR IMPORTANT TERMS.

DISCLOSURES

Seller Property Disclosure Statement ("SPDS"):

(a)	☐	Buyer has received, read, and approved the SPDS.

(b)	☐	Buyer waives review and approval of the SPDS. (BUYER'S INITIALS REQUIRED TO WAIVE SPDS	BUYER	BUYER

(c)	☒	Seller shall deliver the SPDS to Buyer within five (5) days after Opening of Escrow.

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Additional Seller Disclosures and Information: Seller shall provide to Buyer the following disclosures and information pertinent to the Property in writing within five (5) days or                   days after Opening of Escrow: (1) any information known to Seller that may adversely affect the Buyer's use of the Property, (2) any known pending special assessments, association fees, claims, or litigation, (3) copies of covenants, conditions, and restrictions, articles of incorporation; by-laws; other governing documents; and any other documents required by law, (4) financial statements, copies of current rent rolls, lists of current deposits, personal property lists, copies of leases, rental agreements, service contracts, (5) a copy of the most recent survey, if available, and (6) any and all other agreements, documents, studies, or reports relating to the Property in Seller's possession or control provided, however, that Seller shall not be required to deliver any report or study if the written contract that Seller entered into with the consultant who prepared such report or study specifically forbids the dissemination of the report to others. The Buyer shall provide written notice to Seller prior to the expiration of the Due Diligence Period of any items disapproved. REFER TO LINES 66-85 FOR IMPORTANT TERMS. Seller shall deliver all original documents and estoppel certificates executed by all tenants to Buyer at Close of Escrow.

No Seller or Tenant Bankruptcy, Probate or Insolvency Proceedings. Seller has no notice or knowledge that any tenant on the Property is the subject of a bankruptcy, probate or insolvency proceeding. Further, Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

Seller's Notice of Violations: Seller represents that Seller has no knowledge of any notice of violations of City, County, State, or Federal building, zoning, fire, or health laws, codes, statutes, ordinances, regulations, or rules filed or issued regarding the Property. If Seller receives notice of violations of any of the aforementioned prior to Close of Escrow, Seller shall immediately notify Buyer in writing. Buyer shall have five (5) days after receipt of such notice to provide written notice to Seller of any items disapproved.

REFER TO LINES 66-85 FOR IMPORTANT TERMS.

DISCLOSURES FOR PROPERTY USED FOR RESIDENTIAL PURPOSES

(If Property is not used for residential purposes, GO TO LINE 194.)

Notice to Buyer of Swimming Pool Barrier Regulations (Initials Required): The State of Arizona has swimming pool barrier regulations that are outlined in the Arizona Department of Health Services Private Pool Safety Notice. The county or municipality in which the Property is located may have different swimming pool barrier regulations than the state. During the Due Diligence Period, Buyer agrees to investigate all applicable state, county, and municipal swimming pool barrier regulations and, unless disapproved prior to the expiration of the Due Diligence Period, agrees to comply with and pay all costs of compliance with said regulations. BUYER'S INITIALS ACKNOWLEDGE 1) EXISTENCE OF SWIMMING POOL BARRIER REGULATIONS and 2) If this Property contains a swimming pool, RECEIPT OF THE ARIZONA DEPARTMENT OF HEALTH SERVICES APPROVED PRIVATE POOL SAFETY NOTICE AS REQUIRED BY A.R.S. §36-1681 (E).

(BUYER'S INITIALS REQUIRED)
	BUYER	BUYER

Lead-Based Paint Disclosure (Initials Required): If the Property was built prior to 1978, Seller shall: (1) notify the Buyer of any known lead-based paint or lead-based paint hazards in or on the Property; (2) provide the Buyer with any lead-based paint risk assessments or inspections of the Property in the Seller's possession; (3) provide the Buyer with the Disclosure of Information on Lead-based Paint and Lead-Based Paint Hazards, and any reports, records, pamphlets, and/or other materials referenced therein, including the pamphlet "Protect Your Family from Lead in Your Home" (collectively "Lead-Based Paint Information").

☐ Lead-Based Paint Information was provided prior to Contract acceptance and Buyer acknowledges the opportunity to conduct lead based paint risk assessments or inspections during Due Diligence Period.

☒ Seller shall provide the Lead-Based Paint Information to Buyer within five (5) days after Opening of Escrow. Buyer may within ten (10) days or ☐                    days after receipt of the Lead-Based Paint Information conduct or obtain a risk assessment or inspection of the Property for the presence of lead-based paint or lead based-paint hazards ("Assessment Period"). Buyer may within five (5) days after receipt of the Lead-Based Paint Information or five (5) days after expiration of the Assessment Period cancel this Contract in Buyer's sole discretion by delivering written notice of cancellation to Seller Pursuant to Lines 308-312.

Prior to 1978: If Property was constructed prior to 1978, BUYER'S INITIALS REQUIRED
	BUYER	BUYER

1978 or Later: If Property was constructed in 1978 or later, BUYER'S INITIALS REQUIRED
	BUYER	BUYER

IF THIS IS AN ALL CASH SALE, GO TO LINE 208.

FINANCING

(If financing is to be other than new financing, see attached addendum.)

This sale ☒ is ☐ is not contingent upon Buyer obtaining a satisfactory financing commitment within Financing Commitment Contingency Period. (If sale is not contingent on a financing commitment, go to line 209.)

Financing Commitment Contingency Period: If the sale is contingent upon Buyer obtaining a satisfactory financing commitment, Buyer shall have thirty (30) days or ☒       60       days after the Opening of Escrow ("Financing Commitment Contingency Period") to obtain a financing commitment satisfactory to Buyer in Buyer's sole discretion, for a loan to purchase the Property or Buyer may cancel this Contract pursuant to Lines 308-312 and receive a refund of the Earnest Money. PRIOR TO THE EXPIRATION OF THE FINANCING COMMITMENT CONTINGENCY PERIOD, BUYER SHALL DELIVER TO SELLER AND ESCROW COMPANY WRITTEN NOTICE THAT BUYER HAS NOT RECEIVED SUCH SATISFACTORY FINANCING COMMITMENT OR BUYER SHALL BE DEEMED TO HAVE WAIVED THE FINANCING COMMITMENT CONTINGENCY AND ANY RIGHT TO CANCEL DUE TO FINANCING.

Financing Application: Within ten (10) days after the Opening of Escrow, Buyer shall submit a formal loan application to a lender of Buyer's choice. Buyer and Seller shall promptly provide to such lender all materials and documents lender deems appropriate to facilitate such lender's processing of such loan application. Buyer agrees to pay such fees as required by the lender and all other financing costs. Buyer authorizes the lender to provide financing status updates to Broker(s).

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TITLE AND ESCROW

Title and Vesting: Taking title may have significant legal, estate planning and tax consequences. Buyer should obtain legal and tax advice.

Buyer will take title as determined before Close of Escrow or ☐ Other: _________________________________________

Title Commitment and Title Insurance: Buyer shall be provided at Seller's expense a Standard Owner's Title Insurance Policy showing the title vested in Buyer as provided in Line 210. Buyer may acquire extended coverage(s) at Buyer's own additional expense. Escrow Company is hereby instructed to obtain and distribute to Buyer and Broker(s) a Commitment for Title Insurance in sufficient detail for the issuance of an Extended Owner's Title Insurance Policy together with complete and legible copies of all documents that will remain as exceptions to Buyer's policy of title insurance ("Title Commitment"), within fifteen (15) days after Opening of Escrow. Buyer shall have until the expiration of the Due Diligence Period to provide written notice to Seller of any items disapproved. Buyer shall have five (5) days after receipt of any amendments to Title Commitment or notice of any subsequent exceptions to provide Seller written notice of any amendment or exceptions disapproved. REFER TO LINES 66-85 FOR IMPORTANT TERMS.

Seller shall convey title by special warranty deed or ☐ _________________________________________________ deed.

Additional Instructions: (a) If the Escrow Company is also acting as the title agency but is not the title insurer issuing the title insurance policy, the Buyer and Seller hereby instruct the Escrow Company to deliver to the Buyer and Seller upon Opening of Escrow a closing protection letter from the title insurer indemnifying the Buyer and Seller for any losses due to fraudulent acts or breach of escrow instructions by the Escrow Company. (b) All documents necessary to close this transaction shall be executed promptly by Seller and Buyer in the standard form used by Escrow Company. Escrow Company is hereby instructed to modify such documents to the extent necessary to be consistent with this Contract. (c) All closing and escrow costs, unless otherwise stated herein, shall be allocated equally between Seller and Buyer in accordance with local custom and applicable laws and regulations. (d) Escrow Company is hereby instructed to send to Broker(s) copies of all notices and communications directed to or from Seller or Buyer. Escrow Company shall provide Broker(s) with access to escrowed materials and information regarding the escrow.

Prorations, Expenses and Adjustments:

Taxes: Real property taxes payable by the Seller shall be prorated through Close of Escrow, based upon the latest tax bill available. The parties agree that any discrepancy between the latest tax bill available and the actual tax bill when received shall be handled as a Post Closing Matter and Buyer or Seller may be responsible for additional tax payments to each other.

Insurance: If Buyer takes an assignment of the existing casualty and/or liability insurance that is maintained by Seller, the current premium shall be prorated through Close of Escrow.

Rents, Interest and Expenses: Rents; interest on existing notes, if transferred; utilities; and operating expenses shall be prorated through Close of Escrow. The Parties agree to adjust any rents received after Close of Escrow as a Post Closing Matter.

Deposits: All deposits held by Seller pursuant to rent/lease agreement(s) shall be credited against the cash required of Buyer at Close of Escrow or ☐ paid to Buyer by Seller at Close of Escrow.

Post Closing Matters: The parties shall promptly adjust any item to be prorated that is not determined or determinable at Close of Escrow as a Post Closing Matter by appropriate cash payment to the other party outside of the escrow when the amount due is determined. Seller and Buyer agree that Escrow Company and Broker(s) are relieved of any responsibilities for said adjustments.

Insurance: Buyer shall insure that any fire, casualty, or other insurance desired by Buyer, or required by any Lender, is in place at Close of Escrow. Buyer specifically releases Broker(s) from any obligations relating to such insurance.

Assessments: The amount of any assessment that is a lien as of the Close of Escrow, shall be:

☒ paid in full by Seller ☐ prorated and assumed by Buyer ☐ paid in full by Buyer.

Any assessment that becomes a lien after Close of Escrow is the Buyer's responsibility.

IRS and FIRPTA Reporting: Seller agrees to comply with IRS reporting requirements. If applicable, Seller agrees to complete, sign, and deliver to Escrow Company a certificate indicating whether Seller is a foreign person or a non-resident alien pursuant to the Foreign Investment in Real Property Tax Act (FIRPTA). Buyer acknowledges that if the Seller is a foreign person, the Buyer (or Escrow Company, as directed by Buyer) must withhold a tax of up to 15% of the purchase price, unless an exemption applies.

RESPA: The Real Estate Settlement Procedures Act (RESPA) requires that no Seller of property that will be purchased with the assistance of a federally-related mortgage financing shall require, directly or indirectly, as a condition of selling the property, that title insurance covering the property be purchased by the Buyer from any particular title company.

TAX DEFERRED EXCHANGE: Seller and Buyer are advised to consult a professional tax advisor regarding the advisability of a tax-deferred exchange pursuant to I.R.C. §1031 or otherwise. Seller and Buyer agree to cooperate in a tax deferred exchange provided that Close of Escrow is not delayed. All additional costs in connection with any such tax deferred exchange shall be borne by the party requesting the exchange. The non-requesting party and Broker(s) shall be indemnified and held harmless from any liability that may arise from participation in the tax deferred exchange.

WARRANTIES

Seller Warranties: Seller warrants and shall maintain and/or repair the Property so that, at the earlier of possession of the Property or Close of Escrow, all heating, cooling, mechanical, plumbing, and electrical systems (including swimming pool and/or spa, motors, filter systems, cleaning systems, and heater, if any), and built-in appliances will be in working condition or as otherwise agreed in this Contract. Seller also warrants that, at the earlier of possession of the Property or Close of Escrow, the Property shall be in substantially the same condition as on the date of the mutual execution of the Contract.

Buyer Warranties: Buyer warrants that Buyer has disclosed to Seller any information that may materially and adversely affect the Buyer's ability to close escrow or complete the obligations of this Contract. At the earlier of the removal of all contingencies, possession of the Property or Close of Escrow, (a) Buyer warrants to Seller that Buyer has conducted all desired independent investigations and accepts the Property and (b) Buyer acknowledges that there will be no Seller warranty of any kind, except as stated in Lines 259-263.

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Warranties that Survive Closing: Prior to the Close of Escrow, Seller warrants that payment in full will have been made for all rental and/or privilege taxes, labor, professional services, materials, machinery, fixtures, or tools furnished within the 150 days immediately preceding the Close of Escrow in connection with the construction, alteration, or repair of any structure on or improvement made to the Property. Seller warrants that the information on Lines 131-139 regarding connection to a public sewer system, septic tank or other sanitation system is correct to Seller's knowledge. Seller warrants that Seller has disclosed to Buyer and Broker(s) all material latent defects and any information concerning the Property known to Seller, which materially and adversely affect the consideration to be paid by Buyer.

REMEDIES

Remedies: The parties agree to the remedies for breach of Contract indicated below.

If Buyer is in breach: (check one)

☐ All Rights and Remedies: Seller may cancel this Contract pursuant to Lines 308-312 and/or proceed upon any claim or remedy that the Seller may have in law or equity.

☒ Liquidated Damages: The parties agree that it would be impracticable or extremely difficult to fix the actual damages that Seller would suffer if Buyer fails to perform Buyer's obligations pursuant to this Contract. Therefore, if Buyer breaches this Contract, Seller shall be entitled to the Earnest Money as Seller's sole remedy and Buyer shall be released from any further liability to Seller. In such event, this Contract shall be cancelled and Seller shall pay any Escrow Company cancellation fees.

(INITIALS REQUIRED)

If Seller is in breach:

All Rights and Remedies: Buyer may cancel this Contract pursuant to Lines 308-312, shall be entitled to the return of the Earnest Money and/or proceed upon any claim or remedy that the Buyer may have in law or equity.

Mediation: Buyer and Seller agree to mediate any dispute or claim arising out of or relating to this Contract, any alleged breach of this Contract, or services provided in relation to this Contract, claims for Earnest Money or representations made by the Buyer or Seller in connection with the sale, purchase, financing, condition, or other aspect of the Property to which this Contract pertains, including, without limitation, allegations of concealment, misrepresentation, negligence and/or fraud before resorting to court action. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties must agree and sign an agreement before any settlement reached at the mediation is binding. Mediation shall take place in the State of Arizona. All mediation costs shall be paid equally by the parties to the Contract.

Exclusions from Mediation: The following matters are excluded from mediation hereunder: (a) any action brought in the Small Claims Division of an Arizona Justice Court (up to $3,500), so long as the matter is not thereafter transferred or removed from the Small Claims Division; (b) judicial or nonjudicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or agreement for sale; (c) an unlawful entry or detainer action; (d) the filing or enforcement of a mechanic's lien; or (e) any matter that is within the jurisdiction of a probate or bankruptcy court. The filing of a judicial action to enable the recording of a notice of pending action, or order of attachment, receivership, injunction, or other provisional remedies shall not constitute a waiver of the obligation to mediate under this provision, nor shall it constitute a breach of the duty to mediate.

Attorneys Fees and Costs: If Buyer or Seller files suit against the other to enforce any provision of this Contract or for damages sustained by reason of its breach, all parties prevailing in such action, on trial and appeal, shall receive their reasonable attorney's fees and costs as awarded by the court. In addition, both Seller and Buyer agree to indemnify and hold harmless all Brokers against all costs and expenses that any Broker may incur or sustain in connection with any lawsuit arising from this Contract and will pay the same on demand unless the court grants judgment in such action against the party to be indemnified. Costs shall include, without limitation, reasonable attorney's fees, expert witness fees, fees paid to investigators, and court costs.

Cancellation: Any party who wishes to cancel this Contract as provided herein or because of any material breach by another party, and who is not in material breach except as occasioned by a material breach by the other party, may cancel this Contract by delivering written notice of cancellation to either the breaching party or to the Escrow Company stating the basis for cancellation or nature of the breach. Cancellation shall become effective immediately upon delivery of the written notice of cancellation to either the breaching party or Escrow Company.

Release of Earnest Money: In the event of a dispute between Buyer and Seller regarding Earnest Money deposited with Escrow Company, Buyer and Seller authorize Escrow Company to release Earnest Money pursuant to the terms and conditions of this Contract. Buyer and Seller specifically authorize Escrow Company to act in its sole and absolute discretion in the release of Earnest Money. Buyer and Seller agree to hold harmless and indemnify Escrow Company against any claim, action or lawsuit of any kind, and from any loss, judgment, or expense, including costs and reasonable attorneys' fees, arising from or relating in any way to the release of Earnest Money.

Recommendations: If any Broker recommends a builder, contractor, inspector, vendor or any other person or entity to Seller or Buyer for any purpose, such recommendation shall be independently investigated and evaluated by Seller or Buyer, who hereby acknowledge that any decision to enter into any contractual arrangements with any such person or entity recommended by any Broker will be based solely upon such independent investigation and evaluation. Seller and Buyer understand that said contractual arrangement may result in a commission or fee to Broker, which shall be disclosed in writing to the Seller and Buyer as required by law.

Commercial Real Estate Purchase Contract »	Page 7 of 9

ADDITIONAL TERMS

This offer is contingent upon Buyer receiving the following items: (1) a commitment to lend to Buyer a sum equal to at least 70% of the Purchase Price, at terms reasonably acceptable to Buyer. Such loan ("New Loan") shall be secured by a first trust or mortgage on the Property. Buyer hereby agrees to diligently pursue obtaining the New Loan, (2) the Buyers approval of the existing lease and obtaining appropriate estoppel certificate discuss at least 15 days prior to closing, (3) right to lease terms with the tenant during due diligence; and Seller receiving the following items: (1) appropriate financing with terms at the Seller’s sole discretion to pay off Deed of Trust and Closing Costs and Commissions, within 30 days of execution of this contract.

Buyer to have a 60 day financing contingency period, at the end of which time, the buyer shall deposit an additional $20,000 earnest money into escrow. All escrow monies become non-refundable and released to seller if buyer fails to perform. Contingency Period to commence upon execution of the contract.

Buyer and Seller acknowledge that it is the intention of the Buyer to acquire/sell property as part of a tax-deferred exchange under Internal Revenue Code Section 1031. The Seller agrees to cooperate as long as it does not delay the closing or cause additional expense to the other. Buyer will assign the rights (but not obligations) of this agreement to a Qualified Intermediary. Cooperation means that parties will approve an assignment, agree to release the Intermediary from any claim made by other, and agree to all other appropriate action or sign any other document which does not create additional liability or expense.

Risk of Loss: If there is any loss or damage to the Property between the date of mutual execution of this Contract and the Close of Escrow or possession of the Property, whichever is earlier, by reason of fire, vandalism, flood, earthquake or act of God, the risk of loss shall be borne by the Seller, provided, however, that if the cost of repairing such loss or damage would exceed ten percent (10%) of the purchase price, either Seller or Buyer may elect to cancel the Contract by written notice pursuant to lines 308-312.

Permission: Buyer and Seller grant Broker(s) permission to advise the public of the existence of this Contract.

Arizona Law: This Contract shall be governed by Arizona law and jurisdiction is exclusively conferred on the State of Arizona.

Time is of the essence: The parties acknowledge that time is of the essence in performance of the obligations described herein.

Broker's Fee: Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Contract and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named herein, and no Broker or other person, firm or entity, other than said Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of either Buyer or Seller. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges that may be claimed by any broker, finder or other similar party, other than said named Broker(s) by reason of any dealings or act of the indemnifying party.

Compensation: Seller and Buyer acknowledge that Broker(s) shall be compensated for services rendered as previously agreed by separate written agreement(s). Any separate written agreement(s) shall be delivered to Escrow Company for payment at Close of Escrow, if not previously paid, and shall constitute an irrevocable assignment of Seller's proceeds at Close of Escrow and/or payment shall be collected from Buyer as a condition to Close, as applicable. If any Broker hires an attorney to enforce the collection of the brokerage fee payable pursuant to this Contract and is successful in collecting some or all of such brokerage fee, the party(ies) responsible for paying such brokerage fee agree(s) to pay such Broker's costs including, but not limited to: reasonable attorneys' fees, expert witness fees, fees paid to investigators, and court costs.

COMMISSIONS PAYABLE FOR THE SALE, LEASING, OR MANAGEMENT OF PROPERTY ARE NOT SET BY ANY BOARD OR ASSOCIATION OF REALTORS® OR MULTIPLE LISTING SERVICE, OR IN ANY MANNER OTHER THAN BETWEEN THE BROKER AND CLIENT. THE SELLER AND THE BUYER ACKNOWLEDGE THAT THE BROKER(S) REFERENCED HEREIN ARE THIRD-PARTY BENEFICIARIES OF THIS CONTRACT.

Commercial Real Estate Purchase Contract »	Page 8 of 9

Additional Compensation: The Real Estate Settlement Procedures Act ("RESPA") prohibits the paying or receiving of any fee, kickback, or thing of value for the referral of any business related to settlement or closing of a federally regulated mortgage financing, including, but not limited to, any services related to the origination, processing, or funding of a federally regulated mortgage financing, and includes settlement related business. RESPA does not prohibit fees, salaries, compensation, or other payments for services actually performed. If any Broker performs any such services for a fee, Seller and Buyer consent to the payment of this additional compensation as follows:________________________________________________

Subsequent Offers: Buyer acknowledges that Seller has the right to accept subsequent offers until Close of Escrow. Seller understands that any subsequent offer accepted by the Seller must be a backup offer, namely, contingent on the cancellation of this Contract.

Entire Agreement: This Contract, and any addenda and attachments, shall constitute the entire agreement between Seller and Buyer, and shall supersede any other written or oral agreements between Seller and Buyer. This Contract, including any extensions of any time periods referenced herein, can be modified only by a writing signed by Seller and Buyer. A fully executed facsimile copy of the entire Contract shall be treated as an original Contract. This Contract and any other documents required by this Contract may be executed and delivered by facsimile and in any number of counterparts, which shall become effective upon delivery as provided for herein. All counterparts shall be deemed to constitute one instrument, and each counterpart shall be deemed an original. The failure to initial any page of this Contract shall not affect the validity or terms of this Contract. All references to days in this Contract shall be construed as calendar days.

Assignment: Except in the event of a tax-deferred exchange, Buyer shall not assign this Contract without the prior written consent of Seller. Any such assignment shall not release Buyer from Buyer's obligations under this Contract.

Release of Brokers: SELLER AND BUYER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND REPRESENT THEM CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS CONTRACT, AND THE CONDITION OF THE PROPERTY. SELLER AND BUYER HEREBY EXPRESSLY RELEASE, HOLD HARMLESS AND INDEMNIFY ALL BROKER(S) IN THIS TRANSACTION FROM ANY AND ALL LIABILITY AND RESPONSIBILITY REGARDING THE CONDITION, SQUARE FOOTAGE/ACREAGE, LOT LINES OR BOUNDARIES, VALUE, FINANCING, RENT ROLLS, INCOME AND EXPENSE PROJECTIONS OR PROFORMAS, ENVIRONMENTAL CONDITIONS, SANITATION SYSTEMS, ROOF CONDITION, WOOD INFESTATION AND WOOD INFESTATION REPORT, COMPLIANCE WITH BUILDING CODES, ZONING OR OTHER GOVERNMENTAL REGULATIONS, OR ANY OTHER MATERIAL MATTERS RELATING TO THE PROPERTY.

(INITIALS REQUIRED)

Time for Acceptance: This is an offer to purchase the Property. Unless acceptance is signed by Seller and a signed copy delivered in person, by private or United States mail, or facsimile, and received by Buyer or by Broker named on Lines 17-18 by:  December 22 , 2016 at 11:59 ☐ AM ☒ PM, Mountain Standard Time, or unless this offer to purchase has been previously withdrawn in writing by Buyer, this offer to purchase shall be deemed withdrawn and the Buyer's Earnest Money shall be returned.

THIS CONTRACT CONTAINS NINE (9) PAGES EXCLUSIVE OF ANY ADDENDA AND ATTACHMENTS. PLEASE ENSURE THAT YOU HAVE RECEIVED AND READ ALL NINE (9) PAGES OF THIS OFFER AS WELL AS ANY ADDENDA AND ATTACHMENTS.

The undersigned agree to purchase the Property on the terms and conditions herein stated and acknowledge receipt of a copy hereof.

/s/ Michael Tenuta	dotloop verified 12/21/16 3:55PM EST 4TWW-JGEA-EXNH-MJGC
^ BUYER’S SIGNATURE	MO/DA/YR	^ BUYER’S SIGNATURE	MO/DA/YR

Big Lake Estates, LLC
BUYER NAME PRINTED	BUYER NAME PRINTED

By:	Michael Tenuta

Its:	Member

ADDRESS	ADDRESS

CITY, STATE, ZIP COPE	CITY, STATE, ZIP COPE

Broker:	Keller Williams Professional Partners	Andrew Ostrander
	(COMPANY NAME)	(LICENSEE)

7025 W. Bell Rd., Ste. 10 Phoenix, AZ 85308	(480) 229-6999	(480) 295-7608
(ADDRESS)	(TELEPHONE)	(FAX)	(E-MAIL)

Commercial Real Estate Purchase Contract »	Page 9 of 9

ACCEPTANCE

Agency Confirmation: The following agency relationship(s) is hereby confirmed for this transaction:

Listing Broker:	Joseph Lewis		The Real Estate Brokers, LLC	(602) 740-3916
	(PRINT SALESPERSON’S NAME AND AGENCY CODE)	JL306	(PRINT FIRM NAME AND OFFICE CODE) B675	(TELEPHONE)

Is the agent of (check one):   ☒  the Seller exclusively; or    ☐  both the Buyer and Seller

Seller Receipt of Copy: The undersigned acknowledge receipt of a copy hereof and grant permission to Broker named on Lines 17-18 to deliver a copy to Buyer.

☐	Counter Offer is attached, and is incorporated herein by reference. Seller must sign both the Contract and the Counter Offer. If there is a conflict between this Contract and the Counter Offer, the provisions of the Counter Offer shall be controlling.

The undersigned agree to sell the Property on the terms and conditions herein stated.

/s/ Bryan McLaren	12/22/16
^ SELLER’S SIGNATURE	MO/DA/YR	^ SELLER’S SIGNATURE	MO/DA/YR

ZONED PROPERTIES, INC.
SELLER’S NAME PRINTED	SELLER’S NAME PRINTED

By: BRYAN MCLAREN

Its: CEO

ADDRESS	ADDRESS

CITY, STATE, ZIP COPE	CITY, STATE, ZIP COPE

Broker:	The Real Estate Brokers, LLC	Joseph Lewis
	(COMPANY NAME)	(LICENSEE)

(602) 740-3916
(ADDRESS)	(TELEPHONE)	(FAX)	(E-MAIL)

ACCEPTANCE BY ESCROW COMPANY

Date of Opening of Escrow: ________________________

The provisions of this Contract are hereby acknowledged and agreed to.

Escrow Company: Chicago Title Agency

By: ________________________________

Its: ________________________________

For Broker Use Only:
Brokerage File/Log No. ______ Manager’s Initials _____ Broker’s Initials _______ Date __________
MO/DA/YR